Exhibit 1.1
Execution Version
Midwest Banc Holdings, Inc.
1,500,000 Depositary Shares
Each Representing 1/100th Ownership Interest in a Share of
7.75% Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock
(Par Value $0.01 Per Share)
(Liquidation Preference Equivalent to $25.00 Per Depositary Share)
UNDERWRITING AGREEMENT
December 5, 2007
STIFEL, NICOLAUS & COMPANY, INCORPORATED
     as Representative of the several Underwriters
     listed on Schedule I hereto
501 North Broadway
St. Louis, Missouri 63102
Dear Sirs:
     Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Stifel, Nicolaus & Company, Incorporated is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 1,500,000 depositary shares (the “Initial Shares”), each such depositary share (each a “Depositary Share”) representing a 1/100th ownership interest in a share of the Company’s 7.75% Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock ”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Depositary Shares set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 225,000 additional Depositary Shares to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”
     The shares of Series A Preferred Stock represented by the Shares (the “Preferred Shares”) will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by Illinois Stock Transfer Company, as Depository (the “Depository”), under a Deposit Agreement (the “Deposit Agreement”) among the Company, the Depository, and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares. The shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) into which the Preferred Shares are convertible are hereinafter referred to as the “Common Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (file number 333-147295) (“Registration Statement 333-147295”) under the Securities Act, which registration statement included a combined prospectus dated November 26, 2007 (the “Basic Prospectus”), relating to an indeterminate aggregate offering price of, among other securities, the Shares and the Preferred Shares, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the Preferred Shares and the plan of distribution thereof pursuant to Rule 424 and Rule 430B. Registration Statement 333-147295, including any amendments thereto filed prior to the Execution Time (as defined below), became effective upon filing. Except where the context otherwise requires, Registration Statement 333-147295, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus”; and the term “Preliminary Prospectus” means any preliminary form of the Prospectus Supplement. The Basic Prospectus together with the Preliminary Prospectus, as amended or supplemented, immediately prior to 8:00 a.m., St. Louis time on the date that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.” The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Exhibit A hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, if any, taken together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”), as of each Effective Date or the Execution Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.
     The Company and the Underwriters agree as follows:
     1. Sale and Purchase:
(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $24.2125, the Company agrees to sell to the Underwriters the Initial Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

     2. Payment and Delivery:
(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least two business days’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least one business day, but in no event less than twenty-four hours, prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 501 North Broadway, St. Louis, Missouri 63102, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time” and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the “Date of Delivery.”
(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least two business days’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least one business day, but in no event less than twenty-four hours, prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.
     3. Representations and Warranties of the Company:
     The Company represents and warrants to the Underwriters that:
(a) the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, subject to adjustment to reflect exercises of options and the issuance of 59,500 shares of restricted stock under the Company’s stock and incentive plan; the outstanding shares of capital stock of the Company and each direct and indirect subsidiary of the Company (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company and all of the membership interests in each limited liability company Subsidiary have been duly and validly authorized and issued and fully paid and are directly or indirectly owned of record and beneficially by the Company, other than Midwest Funding, L.L.C. (“Funding”); except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;
(b) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation, a banking corporation or a limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation with full corporate or limited liability company, as the case may be, power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”);
(c) the Company and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, more than 5% of any capital stock or other equity securities of, or any ownership interest in, any other corporation, limited liability company, partnership, joint venture or other association, except for interests in limited liability companies and limited liability partnerships held in accordance with the Community Reinvestment Act;
(d) the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect;

(e) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;
(f) the execution, delivery and performance of this Agreement and the Deposit Agreement, and consummation of the transactions contemplated herein or therein do not and will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such conflicts, breaches or defaults which would not have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary the creation or imposition of which would have a Material Adverse Effect;
(g) each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
(h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement or the Deposit Agreement, its consummation of the transactions contemplated herein or therein, and its sale and delivery of the Shares and the Preferred Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq Global Market, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;
(i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement, the Disclosure Package and the Prospectus;
(j) the Registration Statement has become effective under the Securities Act, any required filing of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, and any supplements thereto, pursuant to Rule 424(b) or Rule 430B or any required filing of an Issuer Free Writing Prospectus has been made in the manner and within the time period required by Rule 424(b) and Rule 433, respectively; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;
(k) the Company has complied with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;
(l) the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”); the Registration Statement did not, and any amendment thereto will not, in each case as of the Execution Time and as of the applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure Package and each electronic road show when taken together as a whole with the Disclosure Package did not as of the Execution Time, and will not, at the Closing Time and on each Date of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(b) hereof);

(m) the Incorporated Documents, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the Securities Act Regulations and the rules and regulations under the Exchange Act (the “Exchange Act Regulations”), and none of the Incorporated Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations (collectively, the “Regulations”) and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(n) each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(h) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, provided, however, that the foregoing shall not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein;
(o) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T under the Securities Act Regulations;
(p) except as has been disclosed in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Registration Statement or the Prospectus or would have a Material Adverse Effect;
(q) the financial statements, including the notes thereto, included in (or incorporated by reference into) the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions “Selected Consolidated Financial Information” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Prospectus and any Preliminary Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;
(r) Each of McGladrey & Pullen, LLP and PricewaterhouseCoopers LLC, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus or are incorporated by reference therein and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;
(s) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as may be otherwise stated in the Registration Statement, the Disclosure Package or Prospectus, there has not been (i) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries and not incurred in the ordinary course of business, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole and not incurred in the ordinary course of business, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than cash dividends paid in the ordinary course of business in a manner consistent with past practice);
(t) the Shares, the Preferred Shares and the Common Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;
(u) there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
(v) the Shares and the Preferred Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement and, in the case of the Shares, the Deposit Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares and the Preferred Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party, including but not limited to the Deposit Agreement, or otherwise; the Common Shares have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and, when issued and delivered by the Company upon proper conversion thereof, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and conversion of the Series A Preferred Stock to Common Stock will, if the conversion occurred as of the Date of Delivery and such conversion was made in accordance with the terms and conditions of the Certificate of Designation, comply with all applicable laws;
(w) upon deposit by the Company of the Preferred Shares with the Depository, assuming due authorization, execution and delivery of the Deposit Agreement by the Depository, each Share will represent a legal and valid interest in 1/100th of a share of a validly issued, outstanding, fully paid and non-assessable share of Series A Preferred Stock and assuming due execution and delivery of the Depositary Receipts by the Depository pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided in such Depositary Receipts and in the Deposit Agreement;
(x) the Shares and the Common Shares have been approved for quotation on the Nasdaq Global Market, subject to official notice of issuance;
(y) the Company has not distributed and, prior to the later to occur of the Closing Time and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Disclosure Package, the Prospectus and, subject to compliance with Section 4(h) hereof, any Issuer Free Writing Prospectus; the Company has not taken, and will not take, directly or indirectly, any action which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(z) neither the Company nor any of its affiliates (other than Midwest Financial and Investment Services, Inc.) (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA;
(aa) the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;
(bb) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(cc) the forms of certificate used to evidence each of the Shares, the Preferred Shares and the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq Global Market;
(dd) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;
(ee) the descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;
(ff) the Company and each Subsidiary owns or possesses, or can acquire on reasonable terms, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would have a Material Adverse Effect;
(gg) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(hh) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (ii) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(ii) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;
(jj) United States federal income tax returns of the Company and each Subsidiary required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided; the Company and each Subsidiary have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided; all such federal, state, local, foreign or other tax returns were complete and correct in all material respects; the charges, accruals and reserves on the books of the Company and each Subsidiary in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined; the Company is not aware of any challenge, or any fact or circumstances that could reasonably be expected to give rise to a challenge to any tax position taken by the Company or any Subsidiary that would result in a Material Adverse Effect;
(kk) Funding is an indirect subsidiary of the Company and for all taxable years commencing with Funding’s taxable year ending December 31, 2006 has been a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) and has satisfied all requirements to qualify as a REIT for such years; Funding has not incurred any liability for taxes under Sections 856(c)(7)(C), 857(b), 860(c) or 4981 of the Code, including any tax arising from a prohibited transaction described in section 857(b)(6) of the Code or any similar provision of applicable state or local tax statutes; no challenge Funding’s status as a REIT is pending, or to the Company’s knowledge, threatened; MBTC Investment Company, a Nevada corporation and wholly owned indirect subsidiary of the Company, owns 100% of the common securities of Funding and 82.74% of the preferred securities of Funding;
(ll) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;
(mm) neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries except as would not result in a Material Adverse Effect; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, result in a Material Adverse Change;
(nn) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would have a Material Adverse Effect;
(oo) the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;
(pp) to the knowledge of the Company, neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

(qq) except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all loans or advances of the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them have been made in the ordinary course of business and comply in all material respects with all applicable laws;
(rr) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act;
(ss) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;
(tt) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described;
(uu) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(vv) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which would individually or in the aggregate have a Material Adverse Effect;
(ww) the statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;
(xx) the deposit accounts of each of the Company’s bank subsidiaries are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceedings for the termination of such insurance are pending or, to the knowledge of the Company, threatened; and
(yy) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its subsidiaries are in compliance in all material respects, as required, with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the FDIC, the Illinois Department of Financial and Professional Regulation and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (collectively, the “Bank Regulatory Authorities”), other than where such failures to comply would not individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which materially restricts the conduct of its business, or indicates that it is not “well-capitalized” under regulations issued by the Federal Reserve Board, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting, or is considering the appropriateness of issuing or requesting, any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or any such board resolutions.
     4. Certain Covenants:
     The Company hereby agrees with each Underwriter:
(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state where it is not now so qualified or required to file a consent;
(b) if, at the time this Agreement is executed and delivered, it is necessary for a post- effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;
(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time)) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters written and electronic copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act Regulations;
(d) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;
(e) to comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus and to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law;
(f) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or the Securities Act Regulations or requested by the Commission;
(g) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;
(h) at the request of the Representative, to prepare a final term sheet, containing solely a description of final terms of the Shares and the offering thereof, in the form and substance approved by the Representative and attached as Exhibit A hereto and will file such final term sheet with the Commission as soon as practical after the Execution Time, and to file any other Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will pay any required registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period required by such rule (without regard to the proviso therein relating to the four business days extension to the payment deadline) and in any event prior to the Closing Date;
(i) to comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and to retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Securities Act;
(j) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representative and, if requested by the Representative, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the foregoing covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
(k) if so requested by the Representative, to cause to be prepared and delivered, at the Company’s expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares (as used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally));
(l) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;
(m) to furnish to the Representative, not less than two business days before filing with the Commission until the termination of the offering of the Shares, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(n) to prepare and file a registration statement on Form 8-A with the Commission covering the Shares at or prior to the Closing;
(o) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;
(p) to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the date the Prospectus is filed pursuant to Rule 424(b);
(q) to use its best efforts to cause the Common Stock and the Shares to be listed on the Nasdaq Global Market and to maintain the quotation of the Common Stock and the Shares on the Nasdaq Global Market and to file with the Nasdaq Global Market all documents and notices required by the Nasdaq Global Market of companies that have securities that are listed on the Nasdaq Global Market and remain so listed for at least three years from the Closing Time or for such shorter period as may be approved by the Representative; provided, however, this covenant will be satisfied if the Company elects to list the Common Stock and the Shares on the New York Stock Exchange; provided, further, that if the Company is to be acquired and such acquisition will cause the Common Stock or Shares to be delisted with the Commission, the approval of the Representative will not be needed;
(r) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;
(s) to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling (A) any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Depositary Shares, shares of Common Stock or any securities convertible into or exercisable or exchangeable for Depositary Shares or shares of Common Stock, or (B) any preferred securities of the Company that are similar to the Series A Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, any such similar securities, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Depositary Shares or shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Depositary Shares, shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, pursuant to currently outstanding options, (C) up to 100,000 shares of Common Stock issued under an employee stock purchase plan, or (D) the ability of the Company to conduct negotiations to acquire third party entities for shares of Common Stock;
(t) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;
(u) to cause each director of the Company to, and to use its best efforts to cause each 5% or greater stockholder of the Company to, furnish to the Representative, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Depositary Shares, shares of Common Stock or securities convertible into or exchangeable for Depositary Shares or Shares of Common Stock, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Depositary Shares or shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Depositary Shares, shares of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative on behalf of the Underwriters;
(v) during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act, the Exchange Act or the Regulations (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), to file all documents required to be filed with the Commission pursuant to the Exchange Act or the Regulations within the time periods required by the Exchange Act or the Regulations;
(w) to file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act;
(x) during a period of three years from the effective date of the Registration Statement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), provided, that, with respect to any material, non-public information requested under clause (ii), the Representative has a confidentiality obligation with respect to such information;
(y) to comply with all of the provisions of any undertakings in the Registration Statement; and
(z) to prepare and file a certificate of designation designating the rights, preferences and restrictions relating to the Series A Preferred Stock with the Secretary of State of the State of Delaware prior to the Closing.
     5. Payment of Expenses:
(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses and fees in connection with (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors, (ii) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of written and electronic copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iv) the printing of this Agreement and furnishing of copies to the Underwriters (including costs of mailing and shipment), (v) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters specifically relating thereto; provided, however, that such legal fees and disbursements of such counsel shall not exceed $5,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq Global Market, (viii) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares, and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees. Except as provided in this Section 5, the Underwriters shall pay their own expenses, including fees and disbursements of their counsel.
(b) If this Agreement shall be terminated by the Representative, because of any inability, failure or refusal on the part of the Company to perform any undertaking, to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein in an amount not to exceed $250,000. The Company shall not, in any event, be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale of the Shares. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse the Underwriters for their out-of-pocket expenses.
     6. Conditions of the Underwriters’ Obligations:
(a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:
(b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Hinshaw & Culbertson LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel for the Underwriters, to the effect that:
(i)	the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, subject to adjustments to reflect exercises of options and the issuance of 59,500 shares of restricted stock under the Company’s stock and incentive plan; the outstanding shares of capital stock of the Company and the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(ii)	each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation, a banking corporation or a limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or formation with full corporate or limited liability company, as the case may be, power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement; the Company is a bank holding company duly registered under the BHC Act;

(iii)	the Company and the Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed could have a Material Adverse Effect, and the Company and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, the Company does not own, directly or indirectly, more than 5% of any capital stock or other equity securities of, or any ownership interest in, any other corporation, limited liability company, partnership, joint venture or other association, and except for interests in limited liability companies and limited liability partnerships held in accordance with the Community Reinvestment Act;

(iv)	to the best of such counsel’s knowledge, the Company and the Subsidiaries are in compliance with all applicable laws, orders, rules, regulations and orders, including those relating to transactions with affiliates, except where such noncompliance would not have a Material Adverse Effect;

(v)	to the best of such counsel’s knowledge, neither the Company nor any of the Subsidiaries is in violation of any term or provision of its organizational documents, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except such breaches or defaults which would not have a Material Adverse Effect;

(vi)	the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (1) any provisions of the organizational documents of the Company or any Subsidiary, (2) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known to such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (3) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (4) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary except in the case of clauses (2)-(4) for such conflicts, breaches or defaults which would not have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or the Subsidiaries the creation or imposition of which would have a Material Adverse Effect;

(vii)	each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

(viii)	no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or the Deposit Agreement, the consummation of the transactions contemplated herein or therein, and the sale and delivery of the Shares and the Preferred Shares by the Company as contemplated herein or therein, other than such as have been obtained or made under the Securities Act, the Exchange Act and the Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(ix)	to the best of such counsel’s knowledge, each of the Company and the Subsidiaries has all necessary material licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in Registration Statement, the Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to the best of such counsel’s knowledge, neither the Company nor any Subsidiary is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would result in a Material Adverse Effect;
(x)	the Company is not subject to registration as an investment company under the Investment Company Act and the transactions contemplated by this Agreement will not cause the Company to become an investment company subject to registration under the Investment Company Act;

(xi)	the Shares and the Preferred Shares have been duly authorized and when issued and duly delivered against payment therefor as contemplated by this Agreement, and, in the case of the Shares, the Deposit Agreement, will be validly issued, fully paid and non-assessable, and the Underwriters will acquire good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim; the Common Shares have been duly authorized and, when issues and delivered by the Company upon proper conversion thereof, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and conversion of the Series A Preferred Stock to Common Stock will, if the conversion occurred as of the date of the opinion and such conversion was made in accordance with the terms and conditions of the Certificate of Designation, comply with all applicable laws;

(xii)	assuming due authorization, execution and delivery of the Deposit Agreement by the Company and the Depository, each Share will represent an interest in 1/100th of a share of a validly issued, outstanding, fully paid and non-assessable share of Series A Preferred Stock and assuming due execution and delivery of the Depositary Receipts by the Depository pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;

(xiii)	the issuance and sale of the Shares or the Preferred Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company, or under any agreement known to such counsel to which the Company or any of the Subsidiaries is a party or, to such counsel’s knowledge, otherwise;

(xiv)	to the best of such counsel’s knowledge, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement;

(xv)	the Shares, the Preferred Shares and the Common Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and Prospectus;

(xvi)	the Registration Statement has become effective under the Securities Act and the Securities Act Regulations; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, to such counsel’s knowledge, has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; and to such counsel’s knowledge after reasonable investigation, no stop order suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been issued and, to the best of such counsel’s knowledge, no proceedings with respect thereto have been commenced or threatened or are pending or threatened by the Commission;

(xvii)	the Registration Statement, the Disclosure Package and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Regulations;

(xviii)	the statements under the captions “Capitalization” (except for financial data), “Regulatory Considerations,” “Description of Capital Stock,” “Description of Series A Preferred Stock and Depositary Shares,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Common Stock,” and “Material Federal U.S. Income Tax Considerations”, in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they purport to constitute a summary of certain provisions of the laws, regulations and documents referred to therein, are accurate and complete summaries in all material respects, subject, in the case of the statements contained in “Material Federal U.S. Tax Considerations,” to the disclaimers contained therein;

(xix)	to the best of such counsel’s knowledge, except as has been disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Registration Statement or the Prospectus or would have a Material Adverse Effect; and

(xx)	to the best of such counsel’s knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Disclosure Package and the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

(c) In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, representatives of the Representative, at which the contents of the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for and did not independently verify the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus (except as and to the extent stated in subparagraphs (xv), (xviii) and (xx) above), they have no reason to believe that the Registration Statement, as of each time the Registration Statement became effective and as of the date of such counsel’s opinion (the “Opinion Date”), the Disclosure Package, as of the Execution Time, as of the Closing Time and each Date of Delivery and as of the Opinion Date, or the Preliminary Prospectus or the Prospectus, as of its issue date and as of the Closing Time and each Date of Delivery, and as of the Opinion Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel expresses no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus).
     Wherever counsel indicates that its opinion with respect to the existence or absence of facts is, to the best of its knowledge, the opinion will be based solely on the knowledge of the attorneys in the firm who have been involved in representing the Company and its Subsidiaries.
     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. The opinion of counsel shall be limited to the internal laws of the State of Illinois, federal laws and the general corporate law of Delaware.
(d) The Representative shall have received from McGladrey & Pullen LLP and PricewaterhouseCoopers LLC, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements and any pro forma financial information, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.
     In the event that the letters referred to above set forth any material increases in indebtedness, decreases in total assets or retained earnings or shareholders’ equity, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (ii) such changes, decreases or increases do not make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.
(e) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, dated the Closing

Time or such Date of Delivery, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative.
(f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.
(g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred, (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative, and (iii) the Registration Statement, the Disclosure Package and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h) A prospectus containing Rule 430B information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).
(i) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have been any Material Adverse Change.
(j) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
(k) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary, the effect of which, in any such case described in clause (i), would in the reasonable judgment of the Representatives result in a Material Adverse Effect, or in any such case described in clause (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(l) The Shares shall have been approved for listing on the Nasdaq Global Market.
(m) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.
(n) The Representative shall have received lock-up agreements from each director of the Company, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.
(o) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, to the effect that:
(i)	no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any Incorporated Document has been issued and no proceedings for that purpose have been instituted or to his knowledge are pending or threatened under the Securities Act;

(ii)	when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto and any Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act, the Exchange Act and the Regulations, as the case may be, and in all material respects conformed to the requirements of the Securities Act, the Exchange Act and the Regulations, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus which has not been so set forth;

(iii)	subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any Material Adverse Change;

(iv)	all of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as at the Closing Time or on each Date of Delivery, as the case may be, as if made on and as of the Closing Time or each Date of Delivery, as the case may be;

(v)	the Company shall not have failed in any material respect at or prior to the Closing Time or on each Date of Delivery, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Time or on each Date of Delivery, as the case may be.

(p) The Company and the Depository shall have executed and delivered the Deposit Agreement and it shall be in full force and effect.
(q) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations and warranties of the Company contained herein, and the performance by the Company in all material respects of its agreements contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.
     7. Termination:
     The obligations of the several Underwriters hereunder shall be subject to termination at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, the Company shall have suffered any Material Adverse Effect, whether or not arising in the ordinary course of business, or a material change in the employment arrangements of James Giancola, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or the settlement of such trading generally shall have been materially disrupted, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) a banking moratorium shall have been declared by Federal, Missouri or Illinois authorities, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable judgment of the Representative, has a material adverse effect on the securities markets in the United States and makes it impracticable to market the Shares.
     If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.
     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters’ Commitments:
     If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, this Agreement shall terminate, without liability of any non-defaulting Underwriter or the Company except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).
     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.
     9. Indemnity and Contribution by the Company and the Underwriters:
(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, any such Underwriter, officer, employee or controlling person may incur under the Securities Act, the Exchange Act, the Regulations or otherwise, insofar as such loss, expense, liability, damage or claim (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the Rule 430B information (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), (B) the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented), (C) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, and (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company (and approved by the Company) filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange relating to the Shares offered hereby (each an “Application”), or (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus, Issuer Free Writing Prospectus, Non-Prospectus Road Show or any Application or necessary to make the statements made therein not misleading. The foregoing indemnity agreement (x) shall not apply to any loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus or Application, and (y) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any loss, liability, claim, damage or expense purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, prior to the completion of the sale from which such loss, expense, liability, damage or claim arises out of or is based upon (within the meaning of the Securities Act) and if the Prospectus (as so amended or supplemented) was provided to such Underwriter in a timely manner and would have cured the defect giving rise to such losses, liabilities, claims, damages or expenses. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.
     If any action is brought against an Underwriter, officer, employee or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay and, provided further, that the failure to notify the Company shall not relieve the Company from any liability which the Company may have to an indemnified party otherwise than under this Section 9. Such Underwriter, officer, employee or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, officer, employee or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there maybe defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters, officers, employees or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.
(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Company’s directors, each of the Company’s officers or employees who shall have signed the Registration Statement or who have participated in the preparation of the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the Rule 430B information (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), (B) the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented), (C) any Issuer Free Writing Prospectus, and (D) any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus, Issuer Free Writing Prospectus, Non-Prospectus Road Show or Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein. The statements set forth in the paragraphs identified by “Stabilization” and “Passive Market Making” under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Agreement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.
     If any action is brought against the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of expenses, provided, however, that any failure or delay to so notify the Representative will not relieve any Underwriter of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay and, provided further, that the failure to notify the Representative shall not relieve any Underwriter from any liability which it may have to an indemnified party otherwise than under this Section 9. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.
(c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(c)(i) and, if applicable Section 9(c)(ii), above. Notwithstanding the contribution provisions of Section 9(c), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
     10. Survival:
     The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.
     11. Commercial Transaction:
     The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

     12. Notices:
     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Stifel Nicolaus & Company, Incorporated, 501 North Broadway, St. Louis, Missouri 63102, Attention: Rick Maples; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 501 West North Avenue, Melrose Park, Illinois 60160 Attention: Dan Kadolph, Senior Vice President and Chief Financial Officer.
     13. Governing Law; Venue; Headings:
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS. The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of St. Louis, Missouri in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Parties at Interest, Entire Agreement:
     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors, employees and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     15. Counterparts and Facsimile Signatures:
     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

     If the foregoing correctly sets forth the understanding among the Company, and the underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company anti the Underwriters.

Very truly yours, MIDWEST BANC HOLDINGS, INC.
By:	/s/ Daniel R. Kadolph
	Name:	Daniel R. Kadolph
	Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as
of the date first above written:
STIFEL, NICOLAUS & COMPANY, INCORPORATED
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
STERNE, AGEE & LEACH, INC.
HOWE BARNES HOEFER & ARNETT, INC.
By: Stifel, Nicolaus & Company, Incorporated

By:	/s/ Paul O’Connor
	Name:	Paul O’Connor
	Title:	Managing Director

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

Schedule I

Number of Initial
Underwriter	Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	750,000
Friedman, Billings, Ramsey & Co., Inc.	300,000
Stern, Agee & Leach, Inc.	300,000
Howe Barnes Hoefer & Arnett, Inc.	150,000

Total	1,500,000

EXHIBIT A
FORM OF FINAL TERM SHEET AND ISSUER FREE WRITING PROSPECTUS

Issuer Free Writing Prospectus	Registration Statement No. 333-147295
Dated December 5, 2007	Filed Pursuant to Rule 433 of the Securities Act of 1933
FINAL TERM SHEET
Midwest Banc Holdings, Inc.
Depositary Shares each Representing 1/100th of a share of
Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock

Issuer:	Midwest Banc Holdings, Inc. (“Midwest”)

Security:	Depositary shares each representing 1/100th of a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock

Shares Offered:	1,500,000 depositary shares

Over-allotment Shares:	225,000 depositary shares

Public Offering Price:	$25.00 per depositary share; $37,500,000 total (not including over-allotment option)

Listing:	The depositary shares are proposed to be listed on the NASDAQ Global Market under the symbol “MBHIP”

Underwriting Discounts and Commissions:	$0.7875 per share; $1,181,250 total (not including over-allotment option)

Proceeds to Midwest (before expenses):	$24.2125 per share; $36,318,750 total (not including over-allotment option)

Use of Proceeds:	Midwest intends to use the net proceeds from this offering to contribute capital to its bank subsidiary, to repay a portion of its outstanding senior debt and for other general corporate purposes.

Sole Bookrunning Manager:	Stifel, Nicolaus & Company, Incorporated

Co-managers:	Friedman, Billings, Ramsey & Co., Inc.
Sterne, Agee & Leach, Inc.
Howe Barnes Hoefer & Arnett

Underwriting Allocation:	Stifel, Nicolaus & Company, Incorporated	750,000
	Friedman, Billings, Ramsey & Co., Inc.	300,000
	Sterne, Agee & Leach, Inc.	300,000
	Howe Barnes Hoefer & Arnett	150,000

Dividends:	7.75% per annum of the liquidation preference, which is initially equivalent to $1.937500 per year and $0.484375 per quarter per depositary share. Dividends are noncumulative and are payable if, when and as declared by Midwest’s board of directors.

Dividend Payment Dates:	Quarterly on the last day of March, June, September and December of each year (or if such day is not a business day, the next business day), commencing December 31, 2007. Dividends for the first dividend period ending December 31, 2007 will be for less than a full quarter.

Conversion Price:	Initially $15.00, which is equivalent to a 20.579% premium over $12.44 per share, the last reported sale price of Midwest’s common stock on December 4, 2007. This conversion price is also subject to anti-dilution adjustments upon the occurrence of certain events.

Holder Conversion Rights:	Depositary shares are convertible, at the option of the holder, at any time into the number of shares of Midwest’s common stock equal to $25.00 divided by the conversion price then in effect. Cash will be paid in lieu of issuing any fractional share interest.

Issuer Conversion Option:	Depositary shares are convertible, at the option of Midwest, on or the fifth anniversary of the issue date, into the number of shares of Midwest’s common stock equal to $25.00 divided by the conversion price then in effect. Midwest may only exercise this option if Midwest’s common stock price equals or exceeds 130% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days and Midwest has paid full dividends on the depositary shares for four consecutive quarters.

Optional Redemption:	Depositary shares are redeemable, at the option of Midwest, on or after the fifth anniversary of the issue date, for $25.00 per share, plus declared and unpaid dividends, if any, provided that the payment of dividends for prior periods has been approved by the Federal Reserve Board.

Voting Rights:	Holders of depositary shares will generally have no voting rights.

If dividends on depositary shares have not been paid in full for six or more quarterly periods (whether or not consecutive), holders of depositary shares (voting separately as a class with all other series of preferred stock on parity with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable) as a separate class will be entitled to elect two additional directors to Midwest’s board of directors to serve until all dividends have been fully paid or declared and set apart for payment for four consecutive quarterly dividend periods.

Liquidation Preference:	$25.00 per depositary share, plus declared and unpaid dividends, if any, provided that the payment of dividends for prior periods has been approved by the Federal Reserve Board.

No Maturity:	The Series A Preferred Stock will have no stated maturity date, sinking fund or mandatory redemption.

Form:	The depositary shares are intended to be issued and maintained in book-entry form.

Settlement Date:	December 10, 2007

Selling Concession:	2.00% ($0.50)

Reallowance to Other Dealers:	0.40% ($0.10)

Type of Security:	SEC Registered

CUSIP Number:	598251 205

ISIN Number:	US5982512056
     Midwest Banc Holdings, Inc. has filed a registration statement (including a prospectus and a preliminary prospectus supplement dated November 28, 2007) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (or any updates thereto) and other documents Midwest has filed with the SEC for more complete information about Midwest and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Midwest, any Underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling Stifel, Nicolaus & Company, Incorporated toll-free 1-800-729-6888.
     The depositary shares are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
     Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

EXHIBIT B
FORM OF LOCK-UP LETTER
Dear Sirs:
     The undersigned understands that Stifel, Nicolaus & Company, Incorporated (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representative of several underwriters (the “Underwriters”), with Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares of the Company’s depositary shares (the “Depositary Shares”), each representing a 1/100th ownership interest in a share of the Company’s 7.75% Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock, par value $0.01 per share.
     To induce the Underwriters to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Depositary Shares or shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) or other securities of the Company for the benefit of the undersigned or such spouse or family member not to), during the period commencing on the date hereof and ending on the 90-day anniversary of the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Depositary Shares or shares of Common Stock or any securities convertible into or exercisable or exchangeable for any Depositary Shares or shares of Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Depositary Shares or shares of Common Stock, whether any such transaction described in clause (1) or (2) above it is to be settled by delivery of Depositary Shares, shares of Common Stock, other securities, in cash or otherwise. In addition, the undersigned agrees that, without prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending on the 90-day anniversary of the date of the Prospectus, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any Depositary Shares or shares of Common Stock or any security convertible into or exercisable or exchangeable for Depositary Shares or shares of Common Stock.
     Notwithstanding the foregoing, the undersigned shall not be restricted from distributing any of the Company’s securities to the undersigned’s equity holders provided that prior to and as a condition to the effectiveness of any such distribution such equity holders execute a lock-up agreement substantially in the form hereof in favor of the Representative.

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     Furthermore, the undersigned may transfer Common Stock (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein; and provided further that any such transfer shall not involve a disposition for value, or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order; provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representative. This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to choice of law rules. The terms of this Agreement shall expire in the event the Public Offering is not consummated on or before [                                        ].

Very truly yours, (Printed or Typed Name)
By:
Title:

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